UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14-A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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STANDARD MOTOR PRODUCTS, INC.
(Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

STANDARD MOTOR PRODUCTS, INC.
37-18 Northern Blvd.
Long Island City, New York 11101

Supplement To The Proxy Statement For The
Annual Meeting of Shareholders
To Be Held on May 21, 2021

The following supplemental information is being provided to the shareholders of Standard Motor Products, Inc. (the “Company”) for the purpose of clarifying the description of the effect of abstentions on the proposal to approve the Standard Motor Products, Inc. Amended and Restated 2016 Omnibus Plan (Proposal No. 2), as described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2021 (the “Proxy Statement”). There are no other modifications or supplements to the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on Proposal No. 2 or any other proposal. If you would like to change or revoke your prior vote on Proposal No. 2 or any other proposal, please refer to the Proxy Statement for instructions on how to do so.

The New York Stock Exchange (the “NYSE”) requires that Proposal No. 2 be approved by at least a majority of the votes cast on such proposal. Under applicable NYSE guidance, an abstention will be treated as a vote cast for NYSE purposes. Accordingly, abstentions will have the same effect as a vote “against” Proposal No. 2.

Accordingly, the following section of the Proxy Statement is revised as follows to reflect that an abstention from Proposal No. 2 will be counted as a vote cast and will, therefore, have the same effect as a vote against Proposal No. 2. As described in the Proxy Statement, abstentions will have no effect on the outcome of Proposals No. 3 or 4.

Page 3 of the Proxy Statement:

What vote is required to approve of each proposal?
Proposal No. 1: Nominees receiving a plurality of the votes cast will be elected as directors.

Proposals No. 2-4: The number of votes cast FOR must exceed the number of votes cast AGAINST the proposal. Only those votes cast FOR or AGAINST a proposal will be counted to determine the results of the vote. Abstentions and broker non-votes will not count as votes cast with respect to Proposals No. 3 or 4. Abstentions will be considered votes cast and will have the same effect as a vote AGAINST Proposal No. 2, and broker non-votes are not considered votes cast and will have no effect on Proposal No. 2.

Your vote on Proposal No. 4 is advisory, meaning it will not be binding on the Board of Directors or the Company; however, the Board will review the voting results and take it into consideration when making future decisions regarding executive compensation.